UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 24, 2011

LIMELIGHT NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2220 W. 14th Street

Tempe, AZ 85281

(Address, including zip code, of principal executive offices)

(602) 850-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In connection with the acquisition by Limelight Networks, Inc. of EyeWonder Incorporated and Subsidiaries (“EyeWonder”) on April 30, 2010, the audited consolidated financial statements of EyeWonder for the fiscal years ended December 31, 2009 and 2008 are filed as Exhibit 99.1 to this current report and are incorporated by reference.

Attached as Exhibit 99.2 to this current report and incorporated by reference are the unaudited condensed consolidated balance sheet as of December 31, 2010, the condensed consolidated balance sheet as of December 31, 2009 and the unaudited consolidated statement of operations of Limelight Networks, Inc. for the fourth quarter and fiscal year ended December 31, 2010.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

23.1	Consent of Grant Thornton LLP, Independent Certified Public Accountants.

99.1	Audited consolidated financial statements of EyeWonder for the fiscal years ended December 31, 2009 and 2008.

99.2	Unaudited condensed consolidated balance sheet as of December 31, 2010, the condensed consolidated balance sheet as of December 31, 2009 and the unaudited consolidated statement of operations of Limelight Networks, Inc. for the fourth quarter and fiscal year ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: February 24, 2011	By:	/s/ Philip C. Maynard
Philip C. Maynard Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Grant Thornton LLP, Independent Certified Public Accountants.

99.1	Audited consolidated financial statements of EyeWonder for the fiscal years ended December 31, 2009 and 2008.

99.2

Unaudited condensed consolidated balance sheet as of December 31, 2010, the condensed consolidated balance sheet as of December 31, 2009 and the unaudited consolidated statement of operations of Limelight Networks, Inc. for the fourth quarter and fiscal year ended December 31, 2010.